666 Fifth Avenue, 31st Floor • New York, New York 10103-3198 • Main: 212 318 3000 • Facsimile: 212 318 3400

April 25, 2011

The Needham Funds, Inc.
445 Park Avenue
New York, New York 10022

Re:	Registration Statement on Form N-1A
Securities Act File No. 33-98310
Investment Company Act File No. 811-9114

Ladies and Gentlemen:

This will refer to Post-Effective Amendment No. 22 to the Registration Statement under the Securities Act of 1933 (File No. 33-98310) and Amendment No. 24 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-9114) (the “Amendment”), filed by The Needham Funds, Inc. (the “Fund”), a Maryland corporation, with the Securities and Exchange Commission and the further amendments thereto (the “Registration Statement”), covering the registration under the Securities Act of 1933 of an indefinite number of shares of beneficial interest of the Fund (the “Shares”).  We, as counsel to the Fund, have assisted in the preparation and review of the Amendment.

As counsel to the Fund, we have examined such documents and reviewed such questions of law as we deem appropriate.  On the basis of such examination and review, it is our opinion that, to the extent of the number of Shares authorized to be issued by the Fund in its Articles of Incorporation, the Shares have been duly authorized and, when issued, sold and paid for in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

We are of the view that the disclosure provisions reflected in the Amendment are not of the type which would render the Amendment ineligible to become effective pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933.

We consent to the use of this opinion as an exhibit to the Registration Statement and the reference to this firm under the heading “Additional Information - Counsel” in the Prospectus filed as part of the Registration Statement.  This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.

Very truly yours,

/s/ Fulbright & Jaworski L.L.P.
Fulbright & Jaworski L.L.P.